2014 Equity Participation Plan
of
Civeo Corporation
(Amended and Restated as of May 12, 2016)
Civeo Corporation, a Delaware corporation (“Civeo US”), adopted the 2014 Equity Participation Plan of Civeo Corporation (the “Plan”), effective May 30, 2014 (the “Effective Date”). In connection with a corporate reorganization, the Plan was amended and restated on July 17, 2015 to reflect that Civeo Corporation, a limited company organized under the laws of British Columbia, Canada, and formerly known as Civeo Canadian Holdings ULC (the “Company”), assumed all the responsibilities of Civeo US under the Plan and will make all future grants of Awards under the Plan. The Plan was amended and restated effective May 12, 2016 to make certain design changes and to increase the number of shares reserved under the Plan.
The purposes of the Plan are as follows:
(1)To provide an additional incentive for Employees, Directors and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company shares and/or rights which recognize such growth, development and financial success.
(2)To enable the Company to obtain and retain the services of Employees, Directors and consultants considered essential to the long range success of the Company by offering them an opportunity to own shares in the Company and/or rights which will reflect the growth, development and financial success of the Company.
Article 1.

DEFINITIONS
Wherever the following terms are used in the Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.
a.Affiliate
. “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by the Company or controls the Company as determined by the Committee, provided that, in respect of any Option granted to a Canadian Grantee, an Affiliate shall only include a corporation that deals at non-arm’s length, within the meaning of the ITA, with the Company.
b.Award
. “Award” shall mean, as the context requires, any or all of: Deferred Shares, Dividend Equivalents, Options, SARs, Performance Awards, Restricted Shares, or Share Payments.
c.Board

. “Board” shall mean the Board of Directors of the Company.
d.Canadian Grantee
. “Canadian Grantee” shall mean a Grantee, Optionee, or Restricted Shareholder, as the case may be, who is a resident of Canada for the purposes of the ITA, or who is granted an Award in respect of services performed in Canada for the Company or any of its Affiliates.
e.Change of Control
. “Change of Control” shall mean any of the following:
(i)any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company), acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that if the Company engages in a merger or consolidation in which the Company or surviving entity in such merger or consolidation becomes a subsidiary of another entity, then references to the Company’s then outstanding securities shall be deemed to refer to the outstanding securities of such parent entity;
(ii)a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (i) are directors of the Company as of the Effective Date, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least two-thirds of the Incumbent Directors at the time of such election or nomination, but Incumbent Director shall not include an individual whose election or nomination occurs as a result of either (1) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or (2) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;
(iii)the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or if the surviving entity is or shall become a subsidiary of another entity, then such parent entity)) more than 50% of the combined voting power of the voting securities of the Company (or such surviving entity or parent entity, as the case may be) outstanding immediately after such merger or consolidation;
(iv)the shareholders of the Company approve a plan of complete liquidation of the Company; or

(v)the sale or disposition (other than a pledge or similar encumbrance) by the Company of all or substantially all of the assets of the Company other than to a subsidiary or subsidiaries of the Company.
f.Code
. “Code” shall mean the Internal Revenue Code of 1986, as amended.
g.Committee
. “Committee” shall mean the Board or a subcommittee of the Board appointed as provided in Section 8.1.
h.Common Shares
. “Common Shares” shall mean the common shares of the Company.
i.Company
. “Company” shall mean Civeo Corporation, a limited company organized under the laws of British Columbia, Canada, and formerly known as Civeo Canadian Holdings ULC, formerly an unlimited liability company organized under the laws of British Columbia, Canada.
j.Deferred Share
. “Deferred Share” means a contractual promise to distribute to a Grantee one Common Share or cash equal to the Fair Market Value of one Common Share, which shall be delivered to the Grantee upon satisfaction of the vesting and any other requirements set forth in the related award agreement, as awarded under Article VII of the Plan. For the avoidance of doubt, Deferred Shares may also be referred to as a Restricted Share Units for purposes of this Plan.
k.Director
. “Director” shall mean a member of the Board who is not otherwise also an Employee.
l.Dividend Equivalent
. “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Shares) of dividends paid on Common Shares, awarded under Article VII of the Plan. Dividend Equivalents shall not be permitted on Options or SARs under the Plan.
m.Employee
. “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Affiliate or Subsidiary, and, for the purposes of a Canadian Grantee, as defined in the definitions of “employee” and “employment” in subsection 248(1) of the ITA.
n.Exchange Act
. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
o.Fair Market Value
. “Fair Market Value” of a Common Share as of a given date shall be (i) the closing price of a Common Share on the principal exchange on which Common Shares are then trading,

if any (as reported in any reporting service approved by the Committee), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if Common Shares are not traded on an exchange but are quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Shares on the trading day previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if Common Shares are not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a Common Share as established by the Committee acting in good faith. Notwithstanding the foregoing, the Fair Market Value of a Common Share on the date of an initial public offering of Common Shares shall be the offering price under such initial public offering.
p.Grantee
. “Grantee” shall mean an Employee, Director or consultant granted a Performance Award, Dividend Equivalent, SAR or Share Payment, or an award of Deferred Shares, under the Plan.
q.Incentive Option
. “Incentive Option” shall mean an Option which is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
r.ITA
. “ITA” shall mean the Income Tax Act (Canada) and any regulations thereunder, as amended from time to time.
s.Non-Qualified Option
. “Non-Qualified Option” shall mean an Option which is not designated as an Incentive Option by the Committee.
t.Option
. “Option” shall mean a share option granted under Article III of the Plan. An Option granted under the Plan shall, as determined by the Committee, be either a Non-Qualified Option or an Incentive Option; provided, however, that Options granted to Employees, Directors and consultants of an Affiliate that is not a Subsidiary shall be Non-Qualified Options.
u.Optionee
. “Optionee” shall mean an Employee, Director or consultant granted an Option under the Plan.
v.Performance Award
. “Performance Award” shall mean a performance or incentive award, other than an Option, SAR, Restricted Share, Deferred Share or Share Payments, that is paid in cash, Common Shares or a combination of both, awarded under Article VII of the Plan.
w.Performance Objectives

. “Performance Objectives” means the objectives, if any, established by the Committee that are to be achieved with respect to an award granted under the Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department or function within the Company or an Affiliate in which the Grantee receiving the award is employed or in individual or other terms, and which will relate to the period of time determined by the Committee. The Performance Objectives intended to qualify under Section 162(m) of the Code shall be with respect to one or more of the following: (i) net income; (ii) pre-tax income; (iii) operating income; (iv) cash flow; (v) earnings per share; (vi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (vii) return on equity; (viii) return on invested capital or assets; (ix) cost reductions or savings; (x) funds from operations and (xi) appreciation in the fair market value of the Common Shares. Which objectives to use with respect to an award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies, shall be determined by the Committee in its discretion at the time of grant of the award. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.
x.Plan
. “Plan” shall mean the 2014 Equity Participation Plan of Civeo Corporation, as amended and restated as of May 12, 2016.
y.QDRO
. “QDRO” shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
z.Restricted Share
. “Restricted Share” shall mean Common Shares awarded under Article VI of the Plan.
aa.Restricted Shareholder
. “Restricted Shareholder” shall mean an Employee, Director or consultant granted an award of Restricted Shares under Article VI of the Plan.
ab.Rule 16b-3
. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.
ac.Share Appreciation Right
. “Share Appreciation Right” or “SAR” shall mean the right to receive a payment, in cash or Common Shares, equal to the excess of the Fair Market Value or other specified valuation of a number of Common Shares on the date the share appreciation right is exercised over a specific strike price, in each case as determined by the Committee.
ad.Share Payment

. “Share Payment” shall mean (i) a payment in the form of Common Shares, or (ii) an option or other right to purchase Common Shares, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to an Employee, Director or consultant in cash, awarded under Article VII of the Plan.
ae.Subsidiary
. “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns shares possessing 50 percent or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.
Article 2.

SHARES SUBJECT TO PLAN
a.Shares Subject to Plan
.
(i)The shares subject to Options, SARs, Restricted Shares, Performance Awards, Dividend Equivalents, Deferred Shares, or Share Payments shall be Common Shares. The aggregate number of such Common Shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed 14,000,000, all of which shall be available for Incentive Options. Common Shares issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.
(ii)The maximum number of shares which may be subject to Options or SARs granted under the Plan to any individual in any calendar year shall not exceed 3,000,000. The maximum number of shares which may be subject to Restricted Shares, Deferred Shares or Share Payments granted under the Plan to any individual in any calendar year shall not exceed 3,000,000. The maximum value of Performance Awards denominated in cash granted under the Plan to any individual in any calendar year shall not exceed $5,000,000. The maximum value (determined based on grant date fair value in accordance with generally accepted accounting principles) of Awards granted under the Plan to any Director in any calendar year shall not exceed $500,000. For the avoidance of doubt, each grant under the Plan will be subject to only one of the foregoing limits.
b.Add-back Restricted Share Performance Awards, Dividend Equivalents, Awards of Deferred Shares or Share Payments
. If any Restricted Share Performance Awards, Dividend Equivalents, Awards of Deferred Shares or Share Payments, or other right to acquire Common Shares under any other award under the Plan, expires or is forfeited and canceled without having been fully vested, the number of shares subject to such Restricted Share Performance Awards, Dividend Equivalents, Awards of Deferred Shares or Share Payments or other right but as to which such Restricted Share Performance Awards, Dividend Equivalents, Awards of Deferred Shares or Share

Payments or other right was not vested prior to its expiration or cancellation may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Notwithstanding the foregoing, Common Shares subject to an award under the Plan shall not again be made available for issuance as awards under the Plan if such shares are (a) tendered in payment for an award, (b) delivered or withheld for payment of taxes, (c) not issued or delivered as a result of a net settlement process, (d) repurchased on the open market with the proceeds of the payment of the exercise price of an Option or (e) reserved for issuance upon grant of an SAR, to the extent the number of reserved Common Shares exceeds the number of Common Shares actually issued upon exercise or settlement of such SAR.
Article 3.

GRANTING OF OPTIONS AND SHARE APPRECIATION RIGHTS
a.Eligibility
. Any Employee, Director or consultant selected by the Committee pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option.
b.Disqualification for Share Ownership
. No person may be granted an Incentive Option under the Plan if such person, at the time the Incentive Option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any then existing Subsidiary unless such Incentive Option conforms to the applicable provisions of Section 422 of the Code.
c.Qualification of Incentive Options
. No Incentive Option shall be granted unless such Option, when granted, qualifies as an “incentive stock option” under Section 422 of the Code. No Incentive Option shall be granted to any person who is not an employee of the Company or a Subsidiary.
d.Granting of Options
.
(i)The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:
(1)Select from among the Employees, Directors or consultants (including Employees, Directors or consultants who have previously received Options or other awards under the Plan) such of them as in its opinion should be granted Options;
(2)Subject to the Section 2.1(b), determine the number of shares to be subject to such Options granted to the selected Employees, Directors or consultants;
(3)Determine whether such Options are to be Incentive Options or Non-Qualified Options; and

(4)Determine the terms and conditions of such Options, consistent with the Plan.
(ii)Upon the selection of an Employee, Director or consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.
(iii)Any Incentive Option granted under the Plan may be modified by the Committee to disqualify such option from treatment as an “incentive stock option” under Section 422 of the Code.
(iv)Any Option granted to a Canadian Grantee who is an Employee shall have such terms and conditions as are necessary to be governed by section 7 of the ITA.
e.Share Appreciation Rights
. Any Employee, Director or consultant selected by the Committee may be granted SARs. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the date of grant. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Grantees pursuant to this Plan, including the exercise price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.
f.Minimum Vesting
. Subject to Section 9.3 hereof, other than in the event of an earlier death, disability or termination without cause, all Awards of SARs or Options shall have a minimum vesting period of one year from the date of its grant.
Article 4.

TERMS OF OPTIONS
a.Option Agreement
. Each Option shall be evidenced by an Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.
b.Option Price
. The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that, except as provided in Section 8.1 with respect to assumed options, such price shall not be less than 100% of the Fair Market Value of a Common Share on the date the Option is granted.
c.Option Term
. The term of an Option shall be set by the Committee in its discretion; provided, however, that, the term shall not be more than ten (10) years from the date the Option is granted,

or five (5) years from such date in the case of an Incentive Option granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary.
d.Option Vesting
.
(i)Subject to Section 3.6, the period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject Section 3.6 and to whatever terms and conditions it selects, accelerate the period during which an Option vests.
(ii)To the extent that the aggregate Fair Market Value of shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(b), the Fair Market Value of shares shall be determined as of the time the Option with respect to such share is granted.
e.Restrictions on Repricing of Options
. Except as provided in Section 9.3, the Committee may not, without approval of the Company’s shareholders, (i) amend any outstanding Option Agreement to lower the Option price of an underwater Option, (ii) cancel an outstanding underwater Option in exchange for cash, another award or an Option having a lower price, (iii) permit repurchase from Optionees, whether for cash or any other consideration, of any outstanding Options that have an Option Price greater than the then current Fair Market Value of a share, or (iv) permit the grant of any Option that contains a so-called “reload” feature under which additional Options or other Awards are granted automatically to the Optionee upon exercise of the original Option.
Article 5.

EXERCISE OF OPTIONS
a.Partial Exercise
. An exercisable Option may be exercised in whole or in part; however, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.
b.Manner of Exercise
. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

(i)A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;
(ii)Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee or Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(iii)In the event that the Option shall be exercised pursuant to Section 9.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and
(iv)Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised, plus any applicable withholding taxes. However, the Committee may in its discretion or provide in the grant agreement (i) that payment may be made, in whole or in part, through the delivery of Common Shares owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery not in excess of the aggregate exercise price of the Option or exercised portion thereof and subject to such other limitations as the Committee may impose thereon, provided that such shares may not be shares previously acquired by a Canadian Grantee on the exercise of any Option, (ii) allow payment, in whole or in part, through the surrender of Common Shares then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment through a cashless-broker procedure approved by the Company, or (v) allow payment through any combination of the consideration provided above.
c.Conditions to Issuance of Share Certificates
. The Company shall not be required to issue or deliver any certificate or certificates for shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:
(i)The admission of such shares to listing on all stock exchanges on which such class of shares is then listed;
(ii)The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable;

(iii)The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;
(iv)The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and
(v)The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.
d.Settlement on Exercise of Options
. On the exercise of any Option by a Canadian Grantee, settlement of such Option shall in all events be made by the issuance of Common Shares from treasury or the transfer of previously issued Shares then held by the Company.
e.Rights as Shareholders
. The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.
f.Ownership and Transfer Restrictions
. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate or as may be required by applicable securities legislation. Any such restriction shall be set forth in the respective Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Optionee to give the Company prompt notice of any disposition of Common Shares acquired by exercise of an Incentive Option within (i) two years from the date of granting such Option to such Optionee or (ii) one year after the transfer of such shares to such Optionee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition or otherwise be marked with any required restrictive legend in respect of any applicable transfer restriction.
Article 6.

AWARD OF RESTRICTED SHARES
a.Award of Restricted Shares
.
(i)The Committee shall from time to time, in its absolute discretion:
(1)Select from among the Employees, Directors or consultants (including Employees, Directors or consultants who have previously received other awards under the Plan) such of them as in its opinion should be awarded Restricted Shares; and
(2)Determine the terms and conditions applicable to such Restricted Shares, consistent with the Plan, which may include the achievement of Performance Objectives.
(ii)Upon the selection of an Employee, Director or consultant to be awarded Restricted Shares, the Committee shall instruct the Secretary of the Company to issue such Restricted Shares and may impose such conditions on the issuance of such Restricted Shares as it deems appropriate or as may be required by applicable securities legislation.
b.Restricted Share Agreement
. Restricted Shares shall be issued only pursuant to a Restricted Share Agreement, which shall be executed by the selected Employee, Director or consultant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.
c.Rights as Shareholders
. Upon the issuance of Restricted Shares, the Restricted Shareholder shall have, unless otherwise provided by the Committee, all the rights of a shareholder with respect to said shares, subject to the restrictions in his Restricted Share Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Shares shall be subject to the restrictions set forth in Section 6.4.
d.Restriction
. All Restricted Shares issued under the Plan (including any shares received by holders thereof with respect to Restricted Shares as a result of share dividends, share splits or any other form of recapitalization) shall, in the terms of each individual Restricted Share Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that, by action taken after the Restricted Shares are issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Share Agreement. Restricted Shares may not be sold or encumbered until all restrictions are terminated or expire.
e.Escrow
. Where physical share certificates of Restricted Shares are issued, the Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Shares until all of the restrictions imposed under the Restricted Share Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.
f.Legend

. Where physical share certificates of Restricted Shares are issued, in order to enforce the restrictions imposed upon Restricted Shares hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all Restricted Shares that are still subject to restrictions under Restricted Share Agreements or pursuant to applicable securities legislation, which legend or legends shall make appropriate reference to the conditions imposed thereby.
g.Form of Issuance
. Restricted Shares issued under the Plan may, in the discretion of the Committee, be by means of an electronic, book-entry statement, rather than by issuing physical share certificates.
Article 7.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,
DEFERRED SHARES, SHARE PAYMENTS
a.Performance Awards
. Any Employee, Director or consultant selected by the Committee may be granted one or more Performance Awards. The value of such Performance Awards may be linked to the achievement of such specific Performance Objectives determined appropriate by the Committee over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Employee, Director or consultant, and where a Performance Award is granted to a Canadian Grantee, the Committee shall ensure that the terms and conditions of such Performance Award is such so as to the exempted from the definition of “salary deferral arrangement” in the ITA.
b.Dividend Equivalents
. Any Employee, Director or consultant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Shares, to be credited as of dividend payment dates, during the period between the date, Deferred Shares or Performance Award is granted, and the date such Deferred Shares or Performance Award vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional Common Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Dividend Equivalents shall not be paid out prior to the time the underlying Deferred Shares or Performance Award vests. Dividend Equivalents granted to Canadian Grantees shall have terms and conditions so as to ensure such Awards are exempted from the definition of “salary deferral arrangement” in the ITA.
c.Share Payments
. Any Employee, Director or consultant selected by the Committee may receive Share Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Fair Market Value, book value, net profits or other measure of the value of Common Shares or other specific performance criteria determined appropriate by the Committee, determined on the date such Share Payment is made or on any date thereafter.

d.Deferred Shares
. Any Employee, Director or consultant selected by the Committee may be granted an award of Deferred Shares in the manner determined from time to time by the Committee. The number of Deferred Shares shall be determined by the Committee and may be linked to the achievement of such specific Performance Objectives determined to be appropriate by the Committee over any period or periods determined by the Committee. Common Shares underlying Deferred Shares will not be issued until the Deferred Shares have vested, pursuant to a vesting schedule or Performance Objectives set by the Committee, as the case may be. Unless otherwise provided by the Committee, a Grantee of Deferred Shares shall have no rights as a Company shareholder with respect to such Deferred Shares until such time as the award has vested and the Common Shares underlying the award has been issued. Any Award of Deferred Shares granted to a Canadian Grantee will have terms and conditions so as to ensure it is at all times governed by section 7 of the ITA.
e.Performance Award Agreement, Dividend Equivalent Agreement, Deferred Share Agreement, Share Payment Agreement
. Each Performance Award, Dividend Equivalent, award of Deferred Shares and/or Share Payment shall be evidenced by an agreement, which shall be executed by the Grantee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.
f.Term
. The term of a Performance Award, Dividend Equivalent, award of Deferred Shares and/or Share Payment shall be set by the Committee in its discretion, subject to the terms of the Plan.
g.Payment Upon Termination of Employment
. A Performance Award, Dividend Equivalent, award of Deferred Shares and/or Share Payment is payable only while the Grantee is an Employee, Director or consultant; provided that the Committee may determine that the Performance Award, Dividend Equivalent, award of Deferred Shares and/or Share Payment may be paid subsequent to termination of employment or termination of directorship or consultancy without cause, or following a Change of Control of the Company, or because of the Grantee’s retirement, death or disability, or otherwise.
h.Payment
. Payment of the amount determined under Section 7.1 or 7.2 above shall be in cash, in Common Shares or a combination of both, as determined by the Committee, subject to the provisions of the Plan. To the extent any payment under this Article VII is effected in Common Shares, it shall be made subject to satisfaction of all provisions of Sections 5.3 and 5.4.
Article 8.

ADMINISTRATION
a.Committee
. The Committee members shall be appointed by and hold office at the pleasure of the Board. Appointment of Committee members shall be effective upon acceptance of appointment.

Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.
b.Duties and Powers of Committee
. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the agreements pursuant to which Options, awards of Restricted Shares or Deferred Shares, Performance Awards, Dividend Equivalents or Share Payments are granted or awarded, and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant or award under the Plan need not be the same with respect to each Optionee, Grantee or Restricted Shareholder. Any such interpretations and rules with respect to Incentive Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder are required to be determined in the sole discretion of the Committee.
c.Majority Rule; Unanimous Written Consent
. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.
d.Compensation; Professional Assistance, Good Faith Actions
. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, Grantees, Restricted Shareholders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, Options, SARs, Restricted Shares, Deferred Shares, Performance Awards, Dividend Equivalents or Share Payments, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.
e.Delegation of Authority by the Committee
. Notwithstanding the preceding provisions of this Article VIII or any other provision of the Plan to the contrary, subject to the constraints of applicable law, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the right to grant Awards under the Plan, insofar as such power to grant Awards relates to any person who is not then subject to section 16 of the Exchange Act (including any successor section to the same or similar effect). Any such delegation may be effective only so long as the Chief

Executive Officer of the Company is a member of the Board, and the Committee may revoke such delegation at any time. The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion.
Article 9.

MISCELLANEOUS PROVISIONS
a.Not Transferable
. Except as provided below, Options, SARs, Restricted Shares, Deferred Shares, Performance Awards, Dividend Equivalents or Share Payments under the Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Option, SAR, Restricted Share, Deferred Share, Performance Award, Dividend Equivalent or Share Payment or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee, Grantee or Restricted Shareholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. An Optionee may, with the consent of the Committee, transfer a Non-Qualified Option to such family members and persons as may be permitted by this Committee, subject to such restrictions and limitations, if any, that the Committee, in its discretion, may impose on such transfer.
During the lifetime of the Optionee or Grantee, only he may exercise an Option or other right or award (or any portion thereof) granted to him under the Plan unless it has been disposed of pursuant to a QDRO. After the death of the Optionee or Grantee, any exercisable portion of an Option or other right or award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Option Agreement or other agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee’s or Grantee’s will or under the then applicable laws of descent and distribution.
b.Amendment, Suspension or Termination of the Plan
. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s shareholders given within twelve months before or after the action by the Committee, no action of the Committee may, except as provided in Section 9.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan or reduce the exercise price of an Option or SAR, and no action of the Committee may be taken that would otherwise require shareholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of the Plan shall, without the consent of the holder of Options, SARs, Restricted Shares, Deferred Shares, Performance Awards, Dividend Equivalents or Share Payments, materially alter or impair any rights or obligations under any Options, SARs, Restricted Shares, Deferred Shares, Performance Awards, Dividend Equivalents or Share Payments theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options, SARs, Restricted Shares, Deferred Shares, Performance Awards, Dividend Equivalents or Share Payments may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Option be granted under the Plan after the first to occur of the following events:
(i)The expiration of ten years from the date the Plan was adopted by the Board of Directors of Civeo US; or
(ii)The expiration of ten years from the date the Plan was approved by the shareholder of Civeo US under Section 9.4.
c.Changes in Common Shares or Assets of the Company; Acquisition or Liquidation of the Company and Other Corporate Events
.
(i)Subject to Section 9.3(e), in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, reclassification, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event, in the Committee’s sole discretion, affects the Common Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, SAR, Restricted Share, Performance Award, Dividend Equivalent, Deferred Share or Share Payment, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:
(1)the number and kind of Common Shares (or other securities or property) with respect to which Options, SARs, Performance Awards, Dividend Equivalents or Share Payments may be granted under the Plan, or which may be granted as Restricted Shares or Deferred Shares (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the award limits described in Section 2.1(b)),
(2)the number and kind of Common Shares (or other securities or property) subject to outstanding Options, SARs, Performance Awards, Dividend Equivalents, or Share Payments, and in the number and kind of shares of outstanding Restricted Shares or Deferred Shares, and

(3)the grant or exercise price with respect to any Option, SAR, Performance Award, Dividend Equivalent or Share Payment.
Notwithstanding the foregoing, with respect to a transaction or event that constitutes an “equity restructuring” that would be subject to a compensation expense pursuant to Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or any successor accounting standard, such adjustment by the Committee shall be required.
(ii)Subject to Section 9.3(e), in the event of any corporate transaction or other event described in Section 9.3(a) which results in Common Shares being exchanged for or converted into cash, securities (including securities of another corporation) or other property, the Committee will have the right to terminate the Plan as of the date of the event or transaction, in which case all options, rights and other awards shall be deemed to have been surrendered by the holder in consideration of the receipt of such cash, securities or other property, net of any applicable exercise price.
(iii)Subject to Section 9.3(e), in the event of any corporate transaction or other event described in Section 9.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option, right or other award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(1)In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either automatically or upon the Optionee’s request, for either the purchase of any such Option, SAR, Performance Award, Dividend Equivalent, or Share Payment, or any Restricted Shares or Deferred Shares for an amount of cash equal to the amount that could have been attained upon the exercise of such option, right or award or realization of the Optionee’s or Grantee’s rights had such option, right or award been currently exercisable or payable or the replacement of such option, right or award with other rights or property selected by the Committee in its sole discretion;
(2)In its sole and absolute discretion, the Committee may provide, either by the terms of such Option, SAR, Performance Award, Dividend Equivalent, or Share Payment, or Restricted Shares or Deferred Shares or by action taken prior to the occurrence of such transaction or event that it cannot be exercised after such event;
(3)In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option, SAR, Performance Award, Dividend Equivalent, or Share Payment, or Restricted Shares or Deferred Shares or by action taken prior to the occurrence of such transaction or event, that, for a specified period of time prior to such transaction or event, such option, right or award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (1) Section 4.4 or (2) the provisions of such Option, SAR, Performance Award, Dividend Equivalent, or Share Payment, or Restricted Shares or Deferred Shares;
(4)In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option, SAR, Performance Award, Dividend Equivalent, or Share Payment, or Restricted Shares or Deferred Shares or by action taken prior to the occurrence of such transaction or event, that upon such event, such option, right or award be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(5)In its discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of Common Shares (or other securities or property) subject to outstanding Options, SARs, Performance Awards, Dividend Equivalents, or Share Payments, and in the number and kind of outstanding Restricted Shares or Deferred Shares and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;
(6)In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide either by the terms of an award of Restricted Shares or Deferred Shares or by action taken prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under a Restricted Share Agreement or a Deferred Share Agreement upon some or all Restricted Shares or Deferred Shares may be terminated; and
(7)In its discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments to the Performance Objectives of any outstanding award.
(iv)Notwithstanding anything in Sections 9.3(a), 9.3(c) or 9.3(e) to the contrary, except to the extent an award agreement expressly provides to the contrary, in the event of a Change of Control of the Company all outstanding awards that are not assumed by the surviving entity in connection with such Change of Control automatically shall become fully vested immediately prior to such Change of Control (or such earlier time as set by the Committee), all restrictions, if any, with respect to such awards shall lapse, Performance Awards shall vest based on actual results through the date of such Change of Control. If provision is made for the assumption of awards by the surviving entity in connection with the Change of Control, no automatic acceleration shall occur in connection with such Change of Control.

(v)With respect to an award intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this Section 9.3, other than as provided in Section 9.3(d), shall be taken by the Committee to the extent that such adjustment or action would cause such award to fail to so qualify under Section 162(m) or any successor provisions thereto. With respect of an Award intended to be governed by section 7 of the ITA or intended to be exempt from the definition of “salary deferral arrangement” in the ITA, no adjustment or action described in this Section 9.3 shall be taken by the Committee to the extent that such adjustment or action would cause such award to fail to so qualify under ITA section 7 or the applicable exemption of the definition of “salary deferral arrangement” any successor provisions thereto.
d.Approval of Plan by Shareholders
. The Plan was approved by Oil States International, Inc., the sole shareholder of Civeo US, a predecessor of the Company, on May 5, 2014, and its amendment and restatement was approved by the shareholders of the Company at its annual meeting of shareholders on May 12, 2016.
e.Tax Withholding
. The Company and any of its Affiliates shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee, Grantee or Restricted Shareholder of any sums required by applicable tax law to be withheld with respect to the issuance, vesting or exercise of any Option, SAR, Restricted Share, Deferred Share, Performance Award, Dividend Equivalent or Share Payment. Subject to the timing requirements of Section 5.3, the Committee may, in its discretion and in satisfaction of the foregoing requirement, allow such Optionee, Grantee or Restricted Shareholder to elect to have the Company withhold Common Shares otherwise issuable under such Option or afterward (or allow the return of Common Shares) having a Fair Market Value equal to the minimum tax sums required to be withheld by the Company. Notwithstanding the foregoing, any such person who is subject to Section 16b with respect to Common Shares may direct that the Company’s tax withholding obligation be satisfied by withholding the appropriate number of shares from such award and/or the “constructive” tender of already-owned Common Shares.
f.Limitations Applicable to Section 16 Persons and Performance-Based Compensation
. Notwithstanding any other provision of the Plan, the Plan and any Option, SAR, Performance Award, Dividend Equivalent or Share Payment granted, or Restricted Share or Deferred Share awarded, to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, Options, SARs, Performance Awards, Dividend Equivalents, Share Payments, Restricted Shares and Deferred Shares granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of the Plan, any award intended to qualify as performance-based compensation as described in Section 162(m) (4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code.
g.Clawback Policy
. Notwithstanding any other provisions in this Plan, any Award shall be subject to recovery or clawback by the Company under any clawback policy adopted by the Company in accordance with SEC regulations or other applicable law, as amended or superseded from time to time.
h.Section 409A
.
(i)Awards made under this Plan are intended to comply with or be exempt from Section 409A of the Code, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Section 409A of the Code, that Plan provision or Award shall be reformed, to the extent permissible under Section 409A of the Code, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Optionee’s or Grantee’s rights to an Award.
(ii)Unless the Committee provides otherwise, each award of Deferred Shares (including an award of Deferred Shares that is a Performance Award) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If the Committee determines that an award of Deferred Shares (including an award of Deferred Shares that is a Performance Award) is intended to be subject to Section 409A of the Code, the applicable award agreement shall include terms that are designed to satisfy the requirements of Section 409A of the Code.
(iii)If the Optionee or Grantee is identified by the Company as a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date on which the Optionee or Grantee has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Section 409A of the Code shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Optionee’s or Grantee’s separation from service, (2) the date of the Optionee’s or Grantee’s death, or (3) such earlier date as complies with the requirements of Section 409A of the Code.
i.Effect of Plan Upon Options and Compensation Plans
. The Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (1) to establish any other forms of incentives or compensation for Employees,

Directors or consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, entity or association.
j.Compliance with Laws
. This Plan, the granting and vesting of Options, SARs, Restricted Shares, Deferred Shares, Performance Awards, Dividend Equivalents or Share Payments under the Plan and the issuance and delivery of Common Shares and the payment of money under the Plan or under Options, SARs, Performance Awards, Dividend Equivalents or Share Payments granted or Restricted Shares or Deferred Shares awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Options, SARs, Restricted Shares, Deferred Shares, Performance Awards, Dividend Equivalents or Share Payments granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
k.Titles
. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.
l.Governing Law
. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Texas without regard to conflicts of laws thereof.

AMENDMENT TO

CIVEO CORPORATION 2014 EQUITY PARTICIPATION PLAN
WHEREAS, CIVEO CORPORATION (the “Company”) has heretofore adopted and restated the CIVEO CORPORATION 2014 EQUITY PARTICIPATION PLAN (effective May 20, 2014 and as thereafter amended and restated as of May 12, 2016) (the “Plan”) for the benefit of certain employees, directors and consultants of the Company and its subsidiaries; and
WHEREAS, the Company desires to amend the Plan in certain respects;
NOW, THEREFORE, the Plan is amended as follows, effective as of January 1, 2017:
1. Section 9.5 of the Plan shall be replaced in its entirety with the following:
“9.5 Tax Withholding. The Company and any of its Affiliates shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee, Grantee or Restricted Shareholder of any sums required by applicable tax law to be withheld with respect to the issuance, vesting or exercise of any Option, SAR, Restricted Share, Deferred Share, Performance Award, Dividend Equivalent or Share Payment. Subject to the timing requirements of Section 5.3, the Committee may, in its discretion and in satisfaction of the foregoing requirement, allow such Optionee, Grantee or Restricted Stockholder to elect to have the Company withhold Common Shares otherwise issuable under such or afterward (or allow the return of Common Shares) having a Fair Market Value not to exceed the maximum individual statutory tax rate in the applicable jurisdiction. The preceding sentence shall control over and supersede any conflicting provisions respecting (i) tax withholding to meet minimum objectives in award agreements for Options and Performance Awards and (ii) tax withholding in general as to all other awards agreements granted under the Plan, regardless of when granted.”
2. As amended hereby, the Plan is specifically ratified and reaffirmed.

AMENDMENT NO. 2 TO THE
2014 EQUITY PARTICIPATION PLAN
OF CIVEO CORPORATION
(as Amended and Restated as of May 12, 2016)
WHEREAS, Civeo Corporation, a limited company organized under the laws of British Columbia, Canada (the “Company”) maintains the 2014 Equity Participation Plan of Civeo Corporation, as most recently amended and restated as of May 12, 2016 (the “Plan”); and
WHEREAS, the Company has determined that, subject to and effective upon shareholder approval of the same, the Plan should be amended to increase the aggregate number of common shares of the Company, no par value, which may be issued pursuant to awards granted thereunder by 4,700,000 shares.
NOW, THEREFORE, subject to and effective upon shareholder approval of the same, the Plan is hereby amended as follows:
1. Section 2.1(a) of the Plan is deleted in its entirety and replaced with the following:
The shares subject to Options, SARs, Restricted Shares, Performance Awards, Dividend Equivalents, Deferred Shares, or Share Payments shall be Common Shares. The aggregate number of such Common Shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed 18,700,000, all of which shall be available for Incentive Options. Common Shares issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

Amendment No. 3 to the
2014 Equity Participation Plan
of Civeo Corporation
(as Amended and Restated as of May 12, 2016)

WHEREAS, Civeo Corporation, a limited company organized under the laws of British Columbia, Canada (the “Company”), maintains the 2014 Equity Participation Plan of Civeo Corporation, as most recently amended and restated as of May 12, 2016 (the “Plan”); and
WHEREAS, the Company has determined that, subject to and effective upon shareholder approval of the same, the Plan should be amended to increase the aggregate number of common shares of the Company, no par value, which may be issued pursuant to awards granted thereunder by 10,000,000 shares.
NOW, THEREFORE, subject to and effective upon shareholder approval of the same, the Plan is hereby amended as follows:
1. Section 2.1(a) of the Plan is deleted in its entirety and replaced with the following:
The shares subject to Options, SARs, Restricted Shares, Performance Awards, Dividend Equivalents, Deferred Shares, or Share Payments shall be Common Shares. The aggregate number of such Common Shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed 28,700,000, all of which shall be available for Incentive Options. Common Shares issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.